EXHIBIT M

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of April 1, 2010 (this “Agreement”), by and among D. E. Shaw Laminar Portfolios, L.L.C., a Delaware limited liability company (the “Seller”), Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands exempted company (“Harbinger Master”), and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (together with Harbinger Master, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Seller wishes to sell to the Purchasers, and each Purchaser, severally and not jointly, wishes to purchase from the Seller, the shares of common stock, par value $0.01 per share (“Common Stock”), of Spectrum Brands, Inc., a Delaware corporation (the “Company”), set forth on Exhibit A hereto (the “Purchased Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 1.           Terms of Sale and Purchase.

(a)           Agreement to Sell and Purchase.  Upon the terms and subject to the conditions of this Agreement:

(1)           the Seller agrees to sell, assign, transfer and deliver the Purchased Shares to the Purchasers in exchange for payment by the Purchasers to the Seller in the amounts set forth on Exhibit A hereto (the “Purchase Price”); and

(2)           each Purchaser, severally and not jointly, agrees to pay the Seller the Purchase Price set forth opposite such Purchaser’s name on Exhibit A hereto (the “Attributable Purchase Price”), in exchange for the Purchased Shares set forth opposite such Purchaser’s name on Exhibit A hereto (the “Attributable Purchased Shares”).

(b)           Closing.  The closing of the transaction described in Section 1(a) (the “Closing”) shall occur on the date set forth on Exhibit A hereto (the “Closing Date”), or such later date as may be agreed to by the parties.  At the Closing, upon the terms and subject to the conditions of this Agreement, (1) each Purchaser shall pay the Attributable Purchase Price to the Seller against delivery by the Seller to such Purchaser of the Attributable Purchased Shares in the manner provided in Section 1(c)(1); and (2) the Seller shall deliver to each Purchaser the Attributable Purchased Shares in the manner provided in Section 1(c)(2) against payment and delivery by such Purchaser to the Seller of the Attributable Purchase Price.

(c)           Delivery.

(1)           Payment by each Purchaser to the Seller at the Closing of the Attributable Purchase Price shall be made in accordance with the settlement instructions as specified on Appendix I hereto and the applicable procedures of The Depository Trust Company ( “DTC”) to the Seller’s account with DTC.

(2)           The delivery of the Attributable Purchased Shares by the Seller at the Closing shall be made in accordance with the applicable procedures of DTC.  Each Purchaser shall furnish to the Seller the name of such Purchaser’s agent or other account representative who is a DTC participant and account number prior to the Closing, in order to effect such delivery.

2.           Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchasers as follows:

(a)           Ownership of Securities.  The Seller is the beneficial owner of the Purchased Shares and, upon consummation of the sale of the Purchased Shares as provided in Section 1(a) and otherwise in accordance with this Agreement, will transfer and deliver to the Purchasers good title to the Purchased Shares, free and clear of any lien or encumbrance.

(b)           Organization and Authority.  The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Seller of this Agreement is within the powers of the Seller and has been duly authorized by all necessary action on the part of the Seller.  Assuming due authorization, execution and delivery of this Agreement by the Purchasers, this Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)           Approvals and Filings.  No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or other third party is required to be obtained or made by the Seller in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, other than filings required to be made under the Securities Exchange Act of 1934, as amended.

(d)           Sophisticated Seller. The Seller (1) is a sophisticated person with respect to the sale of the Purchased Shares; (2) is able to bear the economic risk associated with the sale of the Purchased Shares; (3) has such knowledge and experience, and has made sales of a similar nature, so as to be aware of the risks and uncertainties inherent in transactions of the type contemplated in this Agreement; and (4) has independently and without reliance upon the Purchasers, and based on such information as the Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon each Purchaser’s express representations, warranties, covenants and agreements in this Agreement.  The Seller acknowledges that neither Purchaser has given the Seller any investment or tax advice, credit information or opinion on whether the sale of the Purchased Shares is prudent.

3.           Representations and Warranties of the Purchasers.  Each of the Purchasers, severally and not jointly, represents and warrants to the Seller as follows:

(a)           Organization and Authority.  Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such Purchaser of this Agreement is within the powers of such Purchaser and has been duly authorized by all necessary action on the part of such Purchaser.  Assuming due authorization, execution and delivery of this Agreement by the Seller, this Agreement constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b)           Approvals and Filings.  No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or other third party is required to be obtained or made by such Purchaser in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, other than filings required to be made under the Securities Exchange Act of 1934, as amended.

(c)           Sophisticated Purchaser. Such Purchaser (1) is a sophisticated person with respect to the purchase of the Purchased Shares; (2) is able to bear the economic risk associated with the purchase of the Purchased Shares; (3) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in transactions of the type contemplated in this Agreement; and (4) has independently and without reliance upon the Seller, and based on such information as such Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that such Purchaser has relied upon the Seller’s express representations, warranties, covenants and agreements in this Agreement.  Such Purchaser acknowledges that the Seller has not given such Purchaser any investment or tax advice, credit information or opinion on whether the purchase of the Attributable Purchased Shares is prudent.

4.           Seller Excluded Information.

(a)           The Seller acknowledges that the Purchasers may be in possession of material non-public information relating to the Company or the Purchased Shares not known to the Seller, including, without limitation, information received from the Company or other sources on a confidential basis and information received on a privileged basis from the Purchasers’ respective attorneys and financial advisers (collectively, the “Seller Excluded Information”).  The Seller Excluded Information may include, without limitation, information relating to the Company’s financial condition, future capital expenditures, future prospects, projections (including historic and projected financial and other information), business strategies, litigation, settlement discussions, negotiations, restructurings, corporate acquisition or disposition plans (including the business combination transaction with Russell Hobbs, Inc.), financings, information received through the Company’s board of directors (including, if applicable, each Purchaser’s representatives thereon) or as a lender or otherwise, which information neither Purchaser has disclosed to the Seller.  The Seller acknowledges that the Seller Excluded Information may be (i) indicative of a value of the Purchased Shares that is substantially more than the Purchase Price or otherwise adverse to the Seller or/and (ii) material to the Seller’s decision to sell the Purchased Shares.  The Seller agrees that neither Purchaser shall be obligated to disclose any Seller Excluded Information to the Seller, nor be deemed to have relied on the Seller Excluded Information by virtue of its purchase of the Purchased Shares.

(b)           To the fullest extent permitted by law, the Seller hereby releases and waives any and all Claims against the Purchasers, or any of their respective directors, officers, employees, agents, controlling persons, investment advisors or affiliates, based upon or relating to their possession or non-disclosure of the Seller Excluded Information or the Seller’s failure or inability to review the Seller Excluded Information.  The Seller further covenants and agrees not to, directly or indirectly, bring any Claims against the Purchasers or any of their respective directors, officers, employees, agents, controlling persons, investment advisors or affiliates for any loss, damage or liability arising from or relating to their possession or non-disclosure of the Seller Excluded Information or the Seller’s failure or inability to review the Seller Excluded Information.

5.           Conditions to each Purchaser’s Obligation to Purchase.  The Seller acknowledges that each Purchaser’s obligation to pay to the Seller the Attributable Purchase Price in exchange for the Attributable Purchased Shares on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by such Purchaser in its sole discretion):

(a)           On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b)           The Seller has delivered the Attributable Purchased Shares to such Purchaser or its designated account; and

(c)           The representations and warranties of the Seller contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date, and on or before the Closing Date, the Seller shall have performed all covenants and agreements of the Seller contained herein required to be performed by the Seller on or before the Closing Date.

6.           Conditions to the Seller’s Obligation to Sell.  Each Purchaser understands that the Seller’s obligation to sell and deliver to such Purchaser the Attributable Purchased Shares for the Attributable Purchase Price on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Seller in its sole discretion):

(a)           On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b)           Such Purchaser has delivered the Attributable Purchase Price to the Seller or its designated account; and

(c)           The representations and warranties of such Purchaser contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date, and on or before the Closing Date, such Purchaser shall have performed all covenants and agreements of such Purchaser contained herein required to be performed by such Purchaser on or before the Closing Date.

7.           No Other Representations or Warranties.  OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, (I) NO PARTY IS MAKING ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE PURCHASED SHARES OR THE COMPANY, AND THE PARTIES SHALL RELY UPON THEIR OWN EXAMINATION THEREOF AND (II) EACH PARTY ACKNOWLEDGES THAT, IN UNDERTAKING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IT IS NOT RELYING ON ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE PURCHASED SHARES OR THE COMPANY.

8.           Exclusive Remedy; Limitation of Damages.  FOLLOWING THE CLOSING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AN ACTION FOR BREACH OF THIS AGREEMENT SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE (INCLUDING ANY ACTION FOR RESCISSION OF THE PURCHASE OF THE PURCHASED SHARES), FOR ALL MATTERS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  IN NO EVENT SHALL THE LIABILITY OF THE SELLER, ON THE ONE HAND, AND EACH PURCHASER, ON THE OTHER HAND, FOR ANY CLAIMS, LOSSES, SETTLEMENTS, EXPENSES, DAMAGES,

TAXES, PENALTIES, FINES OR OTHER LIABILITIES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY EXCEED (I) WITH RESPECT TO THE SELLER, THE PURCHASE PRICE FOR THE PURCHASED SHARES BEING PAID BY THE PURCHASERS AND (II) WITH RESPECT TO EACH PURCHASER, THE ATTRIBUTABLE PURCHASE PRICE PAID BY SUCH PURCHASER.  EXCEPT TO THE EXTENT PAID TO A THIRD PARTY AND IN ANY EVENT SUBJECT TO THE LIMITATION ON LIABILITY SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE, IN NO CIRCUMSTANCE SHALL ANY PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES.

9.           Miscellaneous.

(a)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES IF THE RESULT WOULD BE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)           Counterparts.  This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.  A facsimile or PDF electronic transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

(c)           Entire Agreement; Benefit.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.  This Agreement supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof.  This Agreement and the terms and provisions hereof are for the sole benefit of only the Purchasers, the Seller and their respective successors and permitted assigns.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(d)           Further Assurances.  Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth.

THE SELLER

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:	/s/ Julius Gaudio
Name: Julius Gaudio
Title: Authorized Signatory

Address:

120 West Forty-Fifth Street, Tower 45, 39th Floor
New York, NY 10036
Facsimile No.: (212) 478-0100

THE PURCHASERS

HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.

By:	Harbinger Capital Partners LLC, its investment manager

By:	/s/ Robin Roger
Name: Robin Roger
Title: General Counsel

Address:

450 Park Avenue, 30th Floor
New York, NY 10022
Facsimile No.: (212) 658-9311

[Signature Page to Stock Purchase Agreement]

HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.

By:	Harbinger Capital Partners Special Situations GP, LLC, its general partner

By:	/s/ Robin Roger
Name: Robin Roger
Title: General Counsel

Address:

450 Park Avenue, 30th Floor
New York, NY 10022
Facsimile No.: (212) 658-9311

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

1. PURCHASE AND SALE TERMS
Purchaser	Shares of Common Stock	Purchase Price
Harbinger Capital Partners Master Fund I, Ltd.	71,440	$2,143,200 ($30 per share)
Harbinger Capital Partners Special Situations Fund, L.P.	17,860	$535,800 ($30 per share)
TOTAL	89,300	$2,679,000
2. CLOSING
Closing Date: April 7, 2010